Exhibit 10.5

SEPARATION AGREEMENT

May 22, 2026

This Separation Agreement (this “Agreement”) is made on the date first written above by and between Tempest Therapeutics, Inc., a Delaware corporation (the “Company”), and Michael Raab (the “Director”).

In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Separation Date. The Director hereby resigns from the Company’s Board of Directors and all committees thereof effective as of May 22, 2026 (the “Separation Date”).
2.
Director Compensation. The Director hereby waives all rights to any accrued and unpaid director compensation. Nothing in this Agreement shall affect the Director’s rights under the Director’s outstanding stock option awards or the Director’s ownership of shares of capital stock of the Company, subject to the terms of the applicable award agreement between the Director and the Company and the terms of the Company’s Amended and Restated 2019 Equity Incentive Plan.
3.
Indemnification and Advancement. Nothing in this Agreement shall limit or restrict the Director’s rights to indemnification or advancement of expenses pursuant to the Delaware General Corporation Law, the Company’s Certificate of Incorporation or Bylaws or the existing indemnification agreement between the Director and the Company. Such existing indemnification agreement shall remain in full force and effect. The Company agrees that until the sixth anniversary of the Separation Date, (x) the Company’s Certificate of Incorporation and Bylaws shall contain provisions no less favorable with respect to current and former directors’ rights to indemnification and advancement of expenses than are set forth in the Company’s Certificate of Incorporation and Bylaws as in effect on the date hereof, and that the Company shall not directly or indirectly eliminate or impair such rights and (y) the Company shall maintain a directors and officers liability insurance policy covering the Director with respects to acts or omissions occurring on or prior to the Separation Date on terms with respect to coverage and amount no less favorable than those of such policy in effect as of the date hereof. Without limiting the foregoing, to the fullest extent permitted by law, the Company shall indemnify the Director in connection with any suit, action or proceeding to which the Director is a party or threatened to be made a party, or in which the Director is otherwise involved (as a witness or otherwise), by reason of the fact the Director is or was a director of the Company, for any and all expenses (including attorneys’ fees), actually and reasonably incurred by or on behalf of the Director, in connection with the investigation or defense of, the Director’s appearance as a witness in, or the Director’s other involvement in such suit, action or proceeding; provided, however, that the indemnification provided by this sentence shall not be available in connection with a suit, action or proceeding initiated or brought by the Director against the Company or its directors, officers, employees or other agents, except for a suit, action or proceeding brought by the Director to establish or enforce a right to indemnification or advancement of expenses under this Agreement, the existing indemnification agreement between the Director and the Company or the Company’s Certificate of Incorporation or Bylaws.
4.
Mutual Non-Disparagement. The Director agrees not to disparage the Company in any manner likely to be harmful to its business or reputation. The Company agrees not to disparage the Director in any manner likely to be harmful to their business or reputation (and agrees not to cause or permit its directors, officers, employees or agents to make any such disparaging statements). The foregoing shall not prevent any party from making truthful and accurate statements in response to legal process, a governmental investigation or in defense of any action, suit or proceeding. The release of any Company disclosure concerning the Director shall be subject to the prior review and approval of the Director (not to be unreasonably withheld or delayed).

5.
Mutual Release.
(a)
Except for and subject to the respective rights, obligations, agreements, covenants, representations and warranties set forth in this Agreement, the Company, for itself and its subsidiaries and affiliates, and the respective officers, directors, stockholders, managers, members, employees, agents, heirs, successors, assigns, predecessors and representatives, as applicable, of the Company and its subsidiaries and affiliates (collectively, the “Company Parties”), hereby releases, acquits and forever discharges the Director from any and all claims, counterclaims, demands, damages, loss, liability, rights, remedies or causes of action of whatsoever kind and nature, at law or in equity, including any claims for costs or attorneys’ fees, whether known or unknown, contingent or not contingent, and whether asserted or not, that the Company Parties have or ever had against the Director in any capacity that relate to the Company. Except for and subject to the respective rights, obligations, agreements, covenants, representations and warranties set forth in this Agreement, and the Director’s rights to indemnification and advancement of expenses, the Director hereby releases, acquits and forever discharges the Company Parties from any and all claims, counterclaims, demands, damages, loss, liability, rights, remedies or causes of action of whatsoever kind and nature, at law or in equity, including any claims for costs or attorneys’ fees, whether known or unknown, contingent or not contingent, and whether asserted or not, that the Director has or ever had against the Company Parties that relate to the Company.
(b)
The Company Parties agree, to the fullest extent permitted by law, not to commence, pursue, support or cause or knowingly permit the prosecution, in any court, or before any administrative agency, of any claims or actions of any kind, nature and character whatsoever, which they may now have, have ever had, or may in the future have against the Director that relate to the Company (other than any such claim or action arising out of or relating to this Agreement). The Director agrees, to the fullest extent permitted by law, not to commence, pursue, support or cause or knowingly permit the prosecution, in any court, or before any administrative agency, of any claims or actions of any kind, nature and character whatsoever, which they may now have, have ever had, or may in the future have against the Company Released Parties that relate to the Company (other than any such claim or action arising out of or relating to this Agreement or the Director’s rights to indemnification and advancement of expenses).
(c)
Each party understands and acknowledges that it is releasing potentially unknown claims and knowingly, voluntarily and intentionally waives any rights conferred by California Civil Code Section 1542, which provides that a general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party, or any other similar law or principle.
6.
Governing Law.
(a)
This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any laws other than the laws of the State of Delaware.
(b)
Each party irrevocably and unconditionally (x) submits to the exclusive jurisdiction of the Delaware Court of Chancery (or if such court does not have jurisdiction, the Superior Court of the State of Delaware, or if such other court does not have jurisdiction, the United States District Court for the District of Delaware) for the purpose of any action or proceeding arising out of or based upon this Agreement or the subject matter hereof, (y) agrees not to commence any such action or proceeding except in the Delaware Court of Chancery (or if such court does not have jurisdiction, the Superior Court of the State of Delaware, or if such other court does not have jurisdiction, the United States District Court for the District of Delaware) and (z) waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action or proceeding any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof to their address as provided in the signature page hereto. The parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and the parties waive the requirement of any posting of a bond in connection with the remedies described herein.
(c)
EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.
7.
Entire Agreement. The parties agree that no representation or promise not expressly contained in this Agreement has been made and acknowledge that the parties are not entering into this Agreement on the basis of any promise or representation, express or implied, not contained herein. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. No party that is not a party to this Agreement shall be deemed to be a third-party beneficiary of this Agreement or any provision hereof.
8.
Successors. This Agreement shall bind and inure to the benefit of the heirs, successors and permitted assigns of the parties. The Company shall require and cause any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of the Company, to assume and perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had occurred, and prior to such succession or assignment, purchase a fully funded, non-revocable tail directors and officers liability insurance policy covering the Director for the six-year period following the Separation Date with respects to acts or omissions occurring on or prior to the Separation Date on terms with respect to coverage and amount no less favorable than those of the directors and officers liability insurance policy in effect on the date hereof. The Company shall use its commercially reasonable efforts to enforce its rights under the Company’s existing financing arrangements, subject to the Board of Directors’ exercise of its fiduciary duties.
9.
Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and such invalidity or unenforceability shall not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and effect; provided, that if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.
10.
Miscellaneous. All notices and other communications relating to this Agreement shall be sent to the addresses listed on the signature page hereto. Nothing in this Agreement shall be construed to be an admission or evidence of any wrongdoing or liability on the part of any party. Regardless of which party initially drafted this Agreement, it shall be construed and enforced as a mutually prepared agreement. No amendments to or waivers of this Agreement shall be effective unless in writing and signed by each party.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

TEMPEST THERAPEUTICS, INC.

By:	/s/ Matt Angel
Matt Angel
President and Chief Executive Officer

/s/ Michael Raab
Michael Raab

Tempest Therapeutics, Inc.

Separation Agreement